SUB-ITEM 77Q1(e)


INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL INVESTMENTS
TRUST

       AGREEMENT made as of this 26th day of March, 2014, between SEI Investments Management
Corporation (the Adviser) and Benefit Street
Partners (the Sub-Adviser).

       WHEREAS, SEI Institutional Investments
Trust, a Massachusetts business trust (the
Trust), is registered as an open-end management investment company under the Investment Company
Act of 1940, as amended (the 1940 Act); and

       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996, as amended, (the Advisory Agreement) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto; and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser. Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the Assets), including the purchase, retention and disposition of the Assets, in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the Prospectus), and subject to the following:

(a)	The Sub-Adviser shall, in consultation
with and subject to the direction of
the Adviser, determine from time to
time what Assets will be purchased,
retained or sold by a Fund, and what
portion of the Assets will be invested
or held uninvested in cash.

(b)	In the performance of its duties and
obligations under this Agreement, the
Sub Adviser shall act in conformity
with the Trusts Declaration of Trust
(as defined herein), Prospectus,
written Compliance Policies and
Procedures and with the written
instructions and directions of the
Adviser and of the Board of Trustees
of the Trust and will conform to and
comply with the requirements of the
1940 Act, the Internal Revenue Code of
1986 (the Code), and all other
applicable federal and state laws and
regulations, as each is amended from
time to time.

(c)	The Sub-Adviser shall determine the
Assets to be purchased or sold by a
Fund as provided in subparagraph (a)
and will place orders with or through
such persons,


brokers or dealers in accordance with
the policy with respect to brokerage set forth in a Funds Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with all federal securities laws In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the
Exchange Act)). Consistent with any
guidelines established by the Board of
Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including a Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trusts principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Funds Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trusts principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (SEC) and the 1940 Act


(d)	The Sub-Adviser shall maintain all books
and records with respect to transactions involving the Assets required by subparagraphs (b)(S), (6), (7), (9), (10)
and (11) and paragraph (f) of Rule 3la-1 under the 1940 Act. The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Advisers services under this Agreement that may be requested by the Adviser and are needed by the Adviser to keep the other books and records of a Fund required by Rule
3la-l under the 1940 Act. The Sub-
Adviser agrees that all records that it
maintains on behalf of a Fund are
property of the Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon the Funds request;
provided, however, that the Sub-Adviser


may retain a copy of such records. In
addition, for the duration of this
Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 3la-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub adviser upon the termination of this Agreement (or, if there is no successor sub adviser, to the Adviser).

(e)	The Sub-Adviser shall provide a Funds
custodian on each business day  with
information relating to all transactions concerning a Funds Assets and shall provide the Adviser with such information upon request of the Adviser.

(f)		To the extent called for by the Trusts
Compliance Policies and Procedures, or as reasonably requested by a Fund, the Sub-Adviser shall provide the Fund with information and advice regarding
Assets  to  assist the Fund  in
determining the appropriate valuation of such Assets.

(g)	The investment management services
provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(h)	The Sub-Adviser shall promptly notify the
Adviser of any financial condition that
is reasonably likely to impair the Sub-
Advisers ability to fulfill its
commitment under this Agreement.

(i)	(i) Except under the circumstances set
forth  in  subsection  (ii),  the
Sub Adviser shall not be
responsible for reviewing proxy
solicitation materials or voting
and handling proxies in relation to
the securities held as Assets in a
Fund. If the Sub-Adviser receives a
misdirected proxy, it shall promptly
forward such misdirected proxy to
the Adviser.

(ii) The Sub-Adviser hereby agrees that
upon 60 days written notice from
the Adviser, the Sub-Adviser shall
assume responsibility for reviewing
proxy solicitation materials and
voting proxies in relation to the
securities held as Assets in a
Fund. As of the time  the Sub-
Adviser shall assume such
responsibilities with respect to
proxies under this sub-section
(ii), the Adviser shall instruct the
custodian and other parties
providing services to a Fund to
promptly forward misdirected proxies
to the Sub-Adviser.

G) In  performance of its duties and
obligations  under  this  Agreement,  the
Sub Adviser shall not consult with any
other sub-adviser to a Fund or a sub-
adviser to a portfolio that is under
common control with a Fund concerning the Assets, except as permitted by the policies and procedures of a Fund. The
Sub-Adviser shall not provide investment advice to any assets of a Fund other than the Assets.


(k)	On occasions when the Sub-Adviser deems
the purchase or sale of a security to
be in the best interest of a Fund as
well as other clients of the Sub-
Adviser, the Sub Adviser may, to the
extent permitted by applicable law and
regulations, aggregate the order for
securities to be sold or purchased. In
such event, the Sub-Adviser will
allocate securities so purchased or
sold, as well as the expenses incurred
in the transaction, in a manner the
Sub-Adviser reasonably considers to be
equitable and consistent with its
fiduciary obligations to a Fund and to
such other clients under the
circumstances.

(I)	The Sub-Adviser shall provide to the
Adviser or the Board of Trustees such
periodic and special reports, balance
sheets or financial information, and
such other information with regard to
its affairs as the Adviser or Board of
Trustees may reasonably request. The
Sub-Adviser shall also furnish to the
Adviser upon its request any other
information relating to the Assets that
is required to be filed by the Adviser
or the Trust with the SEC or sent to
shareholders under the 1940 Act
(including the rules adopted
thereunder) or any exemptive or other
relief that the Adviser or the Trust
obtains from the SEC.

(m)	With respect to the Assets of a Fund,
the Sub-Adviser shall file any required
reports with the SEC pursuant to
Section 13(f) and Section 13(g) of the
Securities Exchange Act of 1934, as
amended and the rules and regulations
thereunder.


To the extent permitted by law, the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Advisers partners, officers, employees or control affiliates;
provided, however, that the use of such
mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.	Duties of the Adviser. The Adviser shall
continue to have responsibility for all
services to be provided to each Fund
pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trusts Declaration of Trust (as defined herein), Prospectus, Compliance Policies and Procedures, the written instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Delivery of Documents. The Adviser has
furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trusts Agreement and Declaration
of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts
(such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the Declaration of Trust);


(b)	By-Laws of the Trust (such By-Laws, as
in effect on the date of this Agreement and as amended from time to time, are herein called the By-Laws); and

(c)	Prospectus of each Fund.

4.	Compensation to the Sub-Adviser. For the
services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash with respect to a Fund that is an equity fund, under the Sub-Advisers management and will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-
Advisers management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	Indemnification. The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-
Advisers obligations under this Agreement;
provided, however, that the Sub-Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold
harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Advisers obligations under this
Agreement; provided, however, that the
Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-
Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination. This Agreement
shall become effective upon approval by the Trusts Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act
Release No. 21921, approval of the
Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940 Act.


This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory
Agreement with the Trust. As used in this Paragraph 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.Compliance  Program  of the Sub-Adviser.
The
Sub-Adviser hereby represents and warrants that:

(a)	in accordance with Rule 206(4)-7 under
the Investment Advisers Act of 1940, as
amended (the Advisers Act), the Sub-
Adviser has adopted and implemented
and will maintain written policies and
procedures reasonably designed to
prevent violation by the Sub-Adviser
and its supervised persons (as such
term is defined in the Advisers Act) of
the Advisers Act and the rules the SEC
has adopted under the Advisers Act; and

(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent
violation of the federal securities
laws (as such term is defined in Rule
38a-l under the 1940 Act) by the Fund
and the Sub-Adviser (the policies and
procedures referred to in this
Paragraph 7(b), along with the
policies and procedures referred to in
Paragraph 7(a), are referred to herein
as the Sub-Advisers Compliance
Program).

8.Reporting of Compliance Matters.

(a)The Sub-Adviser shall promptly provide to the Trusts Chief Compliance Officer
(CCO) the following documents:

(i)	copies of all SEC examination
correspondences, including
correspondences regarding books
and records examinations and
sweep examinations, issued during
the term of this Agreement, in
which the SEC identified any
concerns, issues or matters
(such correspondences are
commonly referred to as
deficiency letters) relating to
any aspect of the Sub-Advisers
investment advisory business and
the Sub-Advisers responses thereto;


(ii)	a report of any material
violations of the  Sub-Advisers
Compliance Program or any
material compliance matters (as
such term is defined in Rule 38a-
l under the 1940 Act) that have
occurred with respect to the
Sub-Advisers Compliance Program;

(iii)	a report of any material changes
to the policies and procedures
that compose the Sub-Advisers
Compliance Program;

(iv)	a copy of the Sub-Advisers
chief compliance officers report
(or similar document(s) which
serve the same purpose)
regarding his or her annual
review of the Sub-Advisers
Compliance Program, as required
by Rule 206(4)-7 under the
Advisers Act; and

(v)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation
regarding the Sub-Advisers
compliance with Paragraphs 7 and
8 of this Agreement.

(b)	The Sub-Adviser shall also provide the
Trusts CCO with:

(i)	reasonable access to the
testing, analyses, reports and
other documentation, or
summaries thereof, that the Sub-
Advisers chief compliance officer
relies upon to monitor the
effectiveness of the
implementation of the Sub-
Advisers Compliance Program; and

(ii)	reasonable access, during normal
business hours, to the Sub-
Advisers facilities for the
purpose of conducting pre-
arranged on-site compliance
related due diligence meetings
with personnel of the Sub-
Adviser.

9. Governing Law. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles;
provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

10. Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:
SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention:  Legal Department


To the Trusts CCO at:
SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Russ Emery

To the Sub-Adviser at:
Benefit Street Partners
9 West 57th Street, Suite 4700 New York, NY
10019

Attention:


12.Noncompete Provisions.

(a)The Sub-Adviser hereby agrees that the Sub-Adviser will:

(i)	waive enforcement of any
noncompete agreement or other
agreement or arrangement to
which it is currently a party
that restricts, limits, or
otherwise interferes with the
ability of the Adviser to employ
or engage any person or entity to
provide investment advisory or
other services and will transmit
to any person or entity notice
of such waiver as may be
required to give effect to this
provision; and

(ii)	not become a party to any
noncompete agreement or other
agreement or arrangement that
restricts, limits or otherwise
interferes with the ability of
the Adviser to employ or engage
any person or entity to provide
investment advisory or other
services.

(b)	Notwithstanding any termination of
this Agreement, the Sub-Advisers
obligations under this Paragraph 12
shall survive for one year after such
termination.

13.	Amendment of Agreement. This Agreement may
be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940
Act and the rules and regulations promulgated thereunder.

14.	Entire Agreement. This Agreement embodies
the entire agreement and understanding
between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the prov1s1ons contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date frrst indicated above, provisions of such
Schedule shall be deemed to be
incorporated into this Agreement as it
relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.


15.	Miscellaneous.

(a)	A copy of the Declaration of Trust is on
file with the Secretary of State of the
Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)	Where the effect of a requirement of the
1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation

SEI Investments
	Benefit Street Partners

By:
___/s/ Stephen
Beinhacker______________

By:
____/s/ David Marlowe_________________

Name:
___/s/ Stephen
Beinhacker______________

Name:
____/s/ David
Marlowe__________________

Title:
___Vice President____________________

Title:
____Authorized Person_________________










Schedule A to the
Sub-Advisory
Agreement between
SEI Investments
Management
Corporation and
Benefit Street
Partners As of March
26th, 2014
SEI INSTITUTIONAL  INVESTMENTS
TRUST

High Yield Bond Fund


Schedule B to the
Sub-Advisory
Agreement between
SEI Investments
Management
Corporation and
Benefit Street
_Partners As of
March 26, 2014

Pursuant to Paragraph 4, the Adviser
shall pay the
Sub-Adviser compensation at an annual rate as follows:

SEI
Institut
ional
Investme
nts
Trust
[REDACTE
D]







SEI Investments Management Corporation
	Benefit Street Partners

By:
___/s/ William Lawrence______________

By:
____/s/ David
Marlowe__________________

Name:
___/s/ William Lawrence______________

Name:
____/s/ David
Marlowe__________________

Title:
___Vice President____________________

Title:
____Authorized Person_________________